UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	134275891
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7777 North 73rd Street Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, Par Value $.01 Per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164590

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of Douglas Dynamics, Inc.’s (the “Registrant”) common stock, par value $.01 per share (the “Common Stock”), required by this Item is contained in the Registrant’s registration statement on Form S-1 (Registration No. 333-164590) initially filed with the Securities and Exchange Commission on January 29, 2010, as amended to the date hereof (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference.  The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: April 30, 2010	By:	/s/ Robert McCormick
Robert McCormick
Vice President, Chief Financial Officer, Treasurer and Secretary